EXHIBIT 1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned each hereby agrees to the joint filing, on behalf of each of the undersigned, of this Schedule 13D dated December 24, 1998, and all subsequent amendments thereto.

         This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  December 24, 1998

                                             GENERAL ELECTRIC CAPITAL

                                             CORPORATION

                                             By: /s/ NANCY E. BARTON
                                                 --------------------
                                             Name: Nancy E. Barton
                                             Title: Senior Vice President,
                                             General Counsel and Secretary


                                             GENERAL ELECTRIC CAPITAL
                                             SERVICES, INC.

                                             By: /s/ NANCY E. BARTON
                                                 ---------------------
                                             Name: Nancy E. Barton
                                             Title: Senior Vice President,
                                             General Counsel and Secretary


                                             GENERAL ELECTRIC COMPANY

                                             By: /s/ NANCY E. BARTON
                                                 -------------------
                                             Name: Nancy E. Barton
                                             Title: Attorney-In-Fact